CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our report dated February 21, 2020 in this Registration Statement on Form N-1A (File No. 333-234030) of BNY Mellon US Large Cap Core Equity ETF (one of the funds constituting BNY Mellon ETF Trust).

                                                                                                /s/ ERNST & YOUNG LLP

New York, New York

March 3, 2020